Exhibit 99.1

AMERISAFE ANNOUNCES 2024 THIRD QUARTER RESULTS

DeRidder, LA – October 23, 2024 - AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of workers’ compensation insurance focused on high-hazard industries, today announced results for the third quarter ended September 30, 2024.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2024	2023	% Change	2024	2023	% Change
	(in thousands, except per share data)			(in thousands, except per share data)
Net premiums earned	$67,050	$66,634	0.6%	$204,129	$201,413	1.3%
Net investment income	7,485	8,105	-7.6%	22,298	23,262	-4.1%
Net realized gains (losses) on investments (pre-tax)	158	5,133	-96.9%	(181)	5,466	NM
Net unrealized gains (losses) on equity securities (pre-tax)	3,873	(7,309)	NM	8,591	(3,892)	NM
Net income	14,324	9,961	43.8%	42,242	42,927	-1.6%
Diluted earnings per share	$0.75	$0.52	44.2%	$2.21	$2.23	-0.9%
Operating net income	11,140	11,680	-4.6%	35,598	41,684	-14.6%
Operating earnings per share	$0.58	$0.61	-4.9%	$1.86	$2.17	-14.3%
Book value per share	$16.50	$17.51	-5.8%	$16.50	$17.51	-5.8%
Net combined ratio	90.9%	90.6%		89.6%	86.1%
Return on average equity	18.6%	11.8%		18.6%	17.5%

G. Janelle Frost, President and Chief Executive Officer, noted, “We are pleased with this quarter’s performance. We maintained premium growth momentum and strong renewal retention despite a declining rate environment. Our long tenure in the high-hazard workers’ compensation market enables AMERISAFE the ability to attract and retain quality business in the classes that we operate in, driving long-term shareholder value creation.”

INSURANCE RESULTS

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2024	2023	% Change	2024	2023	% Change
	(in thousands)			(in thousands)
Gross premiums written	$74,940	$70,840	5.8%	$231,442	$225,031	2.8%

Net premiums earned	67,050	66,634	0.6%	204,129	201,413	1.3%
Loss and loss adjustment expenses incurred	39,150	37,154	5.4%	119,765	111,808	7.1%
Underwriting and certain other operating costs, commissions, salaries and benefits	21,252	22,371	-5.0%	60,379	59,325	1.8%
Policyholder dividends	513	804	-36.2%	2,634	2,225	18.4%

Underwriting profit (pre-tax)	$6,135	$6,305	-2.7%	$21,351	$28,055	-23.9%

Insurance Ratios:
Current accident year loss ratio	71.0%	71.0%		71.0%	71.0%
Prior accident year loss ratio	-12.6%	-15.2%		-12.3%	-15.5%

Net loss ratio	58.4%	55.8%		58.7%	55.5%
Net underwriting expense ratio	31.7%	33.6%		29.6%	29.5%
Net dividend ratio	0.8%	1.2%		1.3%	1.1%

Net combined ratio	90.9%	90.6%		89.6%	86.1%

•	Voluntary premiums on policies written in the quarter were 8.8% higher than in the third quarter of 2023, primarily due to an increase in new business and strong retention.

•

Payroll audits and related premium adjustments increased premiums written by $4.0 million in the third quarter of 2024 primarily due to continued payroll growth. In the third quarter of 2023 payroll audits were $5.6 million.

•

The loss ratio for the third quarter was 58.4%, compared to 55.8% in the third quarter of 2023. During the quarter, the Company experienced favorable net loss reserve development for prior accident years, which reduced loss and loss adjustment expenses by $8.5 million, primarily from accident years 2019 through 2021.

•	The net underwriting expense ratio was 31.7%, compared to 33.6% in the third quarter of 2023. The expense ratio reflects continued investment that has driven profitable growth.

•	The effective tax rate for the quarter ended September 30, 2024, was 19.5%, which is in line for the quarter ended September 30, 2023.

INVESTMENT RESULTS

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	% Change	2024	2023	% Change
	(in thousands)			(in thousands)
Net investment income	$7,485	$8,105	-7.6%	$22,298	$23,262	-4.1%
Net realized gains (losses) on investments (pre-tax)	158	5,133	-96.9%	(181)	5,466	NM
Net unrealized gains (losses) on equity securities (pre-tax)	3,873	(7,309)	NM	8,591	(3,892)	NM
Pre-tax investment yield	3.4%	3.4%		3.3%	3.3%
Tax-equivalent yield (1)	3.8%	3.8%		3.8%	3.8%

(1)	The tax equivalent yield is calculated using the effective interest rate and the appropriate marginal tax rate.

•

Net investment income for the quarter ended September 30, 2024, decreased 7.6% to $7.5 million due to the reduced portfolio size, partially offset by increased reinvestment rates as compared to portfolio rolloff.

•	Net unrealized gains on equity securities were $3.9 million due to strong equity market returns compared to an unrealized loss of $7.3 million in the third quarter of 2023.

•	As of September 30, 2024, the carrying value of AMERISAFE’s investment portfolio, including cash and cash equivalents, was $899.2 million.

CAPITAL MANAGEMENT

On October 22, 2024, the Board of Directors of AMERISAFE declared a special cash dividend of $3.00 per share and a regular cash dividend of $0.37 per share, payable on December 13, 2024, to shareholders of record as of December 6, 2024.

During the third quarter of 2024, the Company repurchased 21,586 shares at an average cost (including commissions and excise tax) of $46.79 per share, for a total of $1.0 million. Since the inception of our initial share repurchase program in February 2010, we have repurchased 1,682,851 shares at an average cost of $24.99, for a total of $42.1 million. The remaining outstanding share repurchase authorization as of September 30, 2024 is $5.3 million.

Book value per share on September 30, 2024, was $16.50, an increase of 8.0% from $15.28 on December 31, 2023.

SUPPLEMENTAL INFORMATION

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(in thousands, except share and per share data)
Net income	$14,324	$9,961	$42,242	$42,927
Less:
Net realized gains (losses) on investments	158	5,133	(181)	5,466
Net unrealized gains (losses) on equity securities (pre-tax)	3,873	(7,309)	8,591	(3,892)
Tax effect (1)	(847)	457	(1,766)	(331)

Operating net income (2)	$11,140	$11,680	$35,598	$41,684

Average shareholders’ equity (3)	$307,682	$338,225	$303,411	$326,658
Less:
Average accumulated other comprehensive loss	(6,118)	(16,232)	(4,935)	(17,096)

Average adjusted shareholders’ equity (2)	$313,800	$354,457	$308,346	$343,754

Diluted weighted average common shares	19,113,103	19,223,588	19,156,976	19,217,606

Return on average equity (4)	18.6%	11.8%	18.6%	17.5%
Operating return on average adjusted equity (2)	14.2%	13.2%	15.4%	16.2%
Diluted earnings per share	$0.75	$0.52	$2.21	$2.23
Operating earnings per share (2)	$0.58	$0.61	$1.86	$2.17

(1)	The tax effect of net realized losses on investments and net unrealized gains (losses) on equity securities is calculated with an effective tax rate of 21%.
(2)

Operating net income, average adjusted shareholders’ equity, operating return on average adjusted equity and operating earnings per share are non-GAAP financial measures. Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures.

(3)	Average shareholders’ equity is calculated by taking the average of the beginning and ending shareholders’ equity for the applicable period.
(4)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity.

NON-GAAP FINANCIAL MEASURES

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (the SEC) and includes a reconciliation of non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP in the Supplemental Information in this release.

Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures, which include operating net income, average adjusted shareholders’ equity, operating return on average adjusted equity, and operating earnings per share.

CONFERENCE CALL INFORMATION

AMERISAFE has scheduled a conference call for October 24, 2024, at 10:30 a.m. Eastern Time to discuss the results for the quarter and comment on future periods. To participate in the conference call, dial 786-789-4797 (Conference Code 7683088) at least ten minutes before the call begins.

Investors, analysts, and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the “Investor Relations Home” page of the “Investors” section of the Company’s website (http://www.amerisafe.com). To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call at the same website location.

ABOUT AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging and lumber, agriculture, and manufacturing. AMERISAFE actively markets workers’ compensation insurance in 27 states.

FORWARD LOOKING STATEMENTS

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans and performance. These statements are based on management’s estimates, assumptions, and projections as of the date of this release and are not guarantees of future performance and include statements regarding management’s views and expectations of the workers’ compensation market, the Company’s growth opportunities, underwriting margins and actions by competitors. Actual results may differ materially from the results expressed or implied in these statements if the underlying assumptions prove to be incorrect or as the results of risks, uncertainties, and other factors on the business and operations of the Company and our policyholders and the market value of our investment portfolio. Additional factors that may affect our results are set forth in the Company’s filings with the Securities and Exchange Commission, including AMERISAFE’s Annual Report on Form 10-K. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information, or circumstances that arise after the date of this release.

- Tables to Follow -

AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(unaudited)		(unaudited)
Revenues:
Gross premiums written	$74,940	$70,840	$231,442	$225,031
Ceded premiums written	(3,951)	(4,112)	(11,904)	(12,256)

Net premiums written	$70,989	$66,728	$219,538	$212,775

Net premiums earned	$67,050	$66,634	$204,129	$201,413
Net investment income	7,485	8,105	22,298	23,262
Net realized gains (losses) on investments	158	5,133	(181)	5,466
Net unrealized gains (losses) on equity securities	3,873	(7,309)	8,382	(3,894)
Fee and other income	129	77	386	490

Total revenues	78,695	72,640	235,014	226,737

Expenses:
Loss and loss adjustment expenses incurred	39,150	37,154	119,765	111,808
Underwriting and other operating costs	21,252	22,371	60,379	59,325
Policyholder dividends	513	804	2,634	2,225
Provision for investment related credit loss benefit	(13)	(16)	(46)	(51)

Total expenses	60,902	60,313	182,732	173,307

Income before taxes	17,793	12,327	52,282	53,430
Income tax expense	3,469	2,366	10,040	10,503

Net income	$14,324	$9,961	$42,242	$42,927

Basic EPS:
Net income	$14,324	$9,961	$42,242	$42,927

Basic weighted average common shares	19,042,152	19,164,854	19,082,374	19,145,432
Basic earnings per share	$0.75	$0.52	$2.21	$2.24

Diluted EPS:
Net income	$14,324	$9,961	$42,242	$42,927

Diluted weighted average common shares:
Weighted average common shares	19,042,152	19,164,854	19,082,374	19,145,432
Restricted stock and RSUs	70,951	58,734	74,602	72,174

Diluted weighted average common shares	19,113,103	19,223,588	19,156,976	19,217,606

Diluted earnings per share	$0.75	$0.52	$2.21	$2.23

AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2024	2023
	(unaudited)
Assets
Investments	$835,532	$857,786
Cash and cash equivalents	63,663	38,682
Amounts recoverable from reinsurers	128,963	129,963
Premiums receivable, net	152,945	132,861
Deferred income taxes	19,499	20,403
Deferred policy acquisition costs	20,148	17,975
Other assets	33,977	31,492

	$1,254,727	$1,229,162

Liabilities and Shareholders’ Equity
Liabilities:
Reserves for loss and loss adjustment expenses	$663,486	$673,994
Unearned premiums	131,994	116,585
Insurance-related assessments	16,841	16,896
Other liabilities	128,035	129,236

Shareholders’ equity	314,371	292,451

Total liabilities and shareholders’ equity	$1,254,727	$1,229,162

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